FOR IMMEDIATE RELEASE                            EXHIBIT 99.1

IES Holdings Reports Fiscal 2021 Fourth Quarter and Full Year Results

HOUSTON — December 3, 2021 — IES Holdings, Inc. (or “IES” or the “Company”) (NASDAQ: IESC) today announced financial results for the quarter and fiscal year ended September 30, 2021.
Fourth Quarter 2021 Highlights
•Revenue of $484 million for the fourth quarter of fiscal 2021, an increase of 46% compared with $330 million for the fourth quarter of fiscal 2020
•Operating income of $30.1 million for the fourth quarter of fiscal 2021, an increase of 109% compared with $14.4 million for the same quarter of fiscal 2020. Operating income for the fourth quarter of fiscal 2020 included a goodwill impairment charge of $7.0 million and executive severance charges of $1.8 million
•Net income attributable to IES increased 54% to $22.4 million for the fourth quarter of fiscal 2021, compared with $14.6 million for the same quarter of fiscal 2020; diluted earnings per share attributable to common stockholders of $1.07 for the fourth quarter of fiscal 2021 compared with $0.68 for the fourth quarter of fiscal 2020. Net income attributable to IES for the fourth quarter of fiscal 2020 included a goodwill impairment charge (net of noncontrolling interest) of $5.7 million and executive severance charges of $1.8 million, as well as a tax benefit of $3.3 million from the release of a valuation allowance on state deferred tax assets
•Adjusted net income attributable to IES (a non-GAAP financial measure, as defined below) increased 23% to $27.3 million for the fourth quarter of 2021 compared with $22.2 million for the same quarter of fiscal 2020; adjusted diluted earnings per share attributable to common stockholders (a non-GAAP financial measure, as defined below) increased to $1.30 for the fourth quarter of 2021 compared with $1.05 for the fourth quarter of fiscal 2020
•Remaining performance obligations of $713 million and backlog (a non-GAAP financial measure, as defined below) of $900 million as of September 30, 2021

Fiscal Year 2021 Highlights
•Revenue of $1.5 billion for fiscal 2021, an increase of 29% compared with $1.2 billion for fiscal 2020
•Operating income of $85.6 million for fiscal 2021, an increase of 71% compared with $50.1 million for fiscal 2020. Operating income for fiscal 2020 included a goodwill impairment charge of $7.0 million and executive severance charges of $1.8 million
•Net income attributable to IES increased 60% to $66.7 million for fiscal 2021, compared with $41.6 million for fiscal 2020; diluted earnings per share attributable to common stockholders of $3.15 for fiscal 2021 compared with $1.94 for fiscal 2020. Net income attributable to IES for fiscal 2021 includes tax benefits of $5.1 million related to the recognition of previously unrecognized tax benefits. Net income attributable to IES for fiscal 2020 included a goodwill impairment charge (net of noncontrolling interest) of $5.7 million and executive severance charges of $1.8 million, as well as tax benefits of $3.2 million related to the recognition of previously unrecognized tax benefits and $3.3 million from the release of a valuation allowance on state deferred tax assets
•Adjusted net income attributable to IES increased 45% to $78.4 million for fiscal 2021 compared with $54.2 million for fiscal 2020; adjusted diluted earnings per share attributable to common stockholders of $3.70 for fiscal 2021 compared with $2.54 for fiscal 2020
•Completed four acquisitions, adding to IES Residential's capabilities and market presence and expanding the geographic footprint and capacity of Infrastructure Solutions

Overview of Results

“Our team executed on our strategy during fiscal 2021 by capitalizing on continued strong demand across our end markets, adding new capabilities and expanding into new markets,” said Jeff Gendell, Chairman and Chief Executive Officer. “Despite ongoing supply chain challenges and raw material price increases, our year-over-year revenue and profitability growth was strong. Revenue growth was led by our Residential segment, which benefited from continued solid fundamentals in the U.S. housing market, as well as the contributions of acquisitions completed during the year. Overall, I’m proud of our operating teams across all segments, as our valued employees continue to show resilience and dedication to serving our customers while growing profitability and market share in this dynamic business environment.

“It was a busy year from an acquisition standpoint as we completed four strategic acquisitions during fiscal 2021, and we are focused on integrating these businesses into our operating platform. These acquisitions added important new capabilities in HVAC and plumbing installation services at our Residential segment and expanded our presence into attractive markets in Florida and the Midwest, while increasing the geographic footprint and production capacity of our Infrastructure Solutions segment. As we look to fiscal 2022 and beyond, our management team will continue to evaluate opportunities to grow both organically and through strategic acquisitions. The breadth and depth of our businesses provide a solid foundation for additional growth.”

For fiscal 2021, the Communications segment reported revenue of $446.0 million, a 13% increase from fiscal 2020, driven primarily by increased demand from data center and distribution center customers. Segment operating income increased 7% to $43.4 million, as we have invested heavily in hiring and training skilled personnel to support our continued growth.

The Residential segment's revenue was $687.3 million in fiscal 2021, an increase of 67% year-over-year, reflecting the contribution of acquisitions completed during fiscal 2021, increased activity in housing markets and the impact of price increases in connection with a higher cost of materials. The 2021 acquisitions of K.E.P. Electric, Bayonet Plumbing, Heating & Air-Conditioning and Edmonson Electric contributed $172.6 million in revenue for the year ended September 30, 2021, or 63% of the segment’s total year-over-year revenue increase. Operating income increased 35% in fiscal 2021 to $40.7 million. Gross margins for fiscal 2021 were negatively affected by rising raw material costs as well as higher labor costs.

Revenue in the Infrastructure Solutions segment increased 14% to $147.0 million in fiscal 2021, driven primarily by increased demand for custom power solutions as well as the 2021 acquisition of Wedlake Fabricating, which contributed $7.1 million of revenue in fiscal 2021. Partially offsetting these increases was lower revenue from the industrial services business, as the demand for motor repair services continues to be affected by reduced demand from customers in the steel and rail industries. Operating income increased 17% in fiscal 2021 to $17.0 million.

The Commercial & Industrial segment reported fiscal 2021 revenue of $256.2 million, roughly flat compared to 2020. The market for the Commercial & Industrial segment's services remains highly competitive, and disruptions caused by the COVID-19 pandemic resulted in delays in the awarding of new projects and the progress of certain existing projects, as well as decreased demand for new construction in certain sectors, particularly through the first six months of fiscal 2021. However, the business has seen an increase in activity during the past few months, as many of its customers have resumed more typical levels of activity. Fiscal 2021 segment operating income was $0.4 million, compared to an operating loss of $18.0 million in fiscal 2020, which included the previously mentioned goodwill impairment charge of $7.0 million. The improvement in operating income reflected increased revenue in the second half of fiscal 2021, improved project execution and a focus on controlling costs.

“During fiscal 2021, we generated $37.9 million of operating cash flow, as strong operating results and execution by our experienced teams across all segments allowed us to invest in working capital to support our customers and the growth of our businesses,” said Tracy McLauchlin, Chief Financial Officer. “Strong demand within our four segments, aided by businesses acquired in fiscal 2021, is expected to drive continued growth in fiscal 2022; however, broader supply chain challenges impacting the U.S. economy and rising input and labor costs may affect reported margins in certain quarters.

“On December 2, 2021, we completed an amendment to our credit agreement with Wells Fargo, increasing our maximum revolver from $100 million to $125 million, reducing our minimum liquidity requirement, and extending the maturity date to September 2026. We believe this amendment will position us well to continue to support the growth of our businesses.”

Stock Buyback Plan
In 2015, the Company’s Board of Directors authorized and announced a stock repurchase program for purchasing up to 1.5 million shares of our common stock from time to time, and on May 2, 2019, authorized the repurchase of up to an additional 1.0 million shares. During the quarter and year ended September 30, 2021, the Company repurchased 124,205 shares at an average price of $44.40 per share. The Company had 869,620 shares remaining under its stock repurchase authorization at September 30, 2021.

Non-GAAP Financial Measures and Other Adjustments
This press release includes adjusted net income attributable to IES, adjusted diluted earnings per share attributable to common stockholders, and backlog, and, in the non-GAAP reconciliation tables included herein, adjusted net income attributable to common stockholders, adjusted EBITDA and adjusted net income before taxes, each of which is a financial measure not calculated in accordance with generally accepted accounting principles in the U.S. (“GAAP”). Management believes that these measures provide useful information to our investors by, in the case of adjusted net income attributable to common stockholders, adjusted earnings per share attributable to common stockholders, adjusted

EBITDA and adjusted net income before taxes, distinguishing certain nonrecurring events such as litigation settlements or significant expenses associated with leadership changes, or noncash events, such as impairment charges or our valuation allowances release and write-down of our deferred tax assets, or, in the case of backlog, providing a common measurement used in IES's industry, as described further below, and that these measures, when reconciled to the most directly comparable GAAP measures, help our investors to better identify underlying trends in the operations of our business and facilitate easier comparisons of our financial performance with prior and future periods and to our peers. Non-GAAP financial measures should not be considered in isolation from, or as a substitute for, financial information calculated in accordance with GAAP. Investors are encouraged to review the reconciliation of these non-GAAP measures to their most directly comparable GAAP financial measures, which has been provided in the financial tables included in this press release.

Remaining performance obligations represent the unrecognized revenue value of our contract commitments. While backlog is not a defined term under GAAP, it is a common measurement used in IES’s industry and IES believes this non-GAAP measure enables it to more effectively forecast its future results and better identify future operating trends that may not otherwise be apparent. IES’s remaining performance obligations are a component of IES’s backlog calculation, which also includes signed agreements and letters of intent which we do not have a legal right to enforce prior to work starting. These arrangements are excluded from remaining performance obligations until work begins. IES’s methodology for determining backlog may not be comparable to the methodologies used by other companies.

For further details on the Company’s financial results, please refer to the Company’s annual report on Form 10-K for the fiscal year ended September 30, 2021, to be filed with the Securities and Exchange Commission (“SEC”) by December 3, 2021, and any amendments thereto.

About IES Holdings, Inc.
IES designs and installs integrated electrical and technology systems and provides infrastructure products and services to a variety of end markets, including data centers, residential housing, and commercial and industrial facilities. Our more than 6,500 employees serve clients in the United States. For more information about IES, please visit www.ies-co.com.

Company Contact:
Tracy McLauchlin
Chief Financial Officer
IES Holdings, Inc.
(713) 860-1500

Investor Relations Contact:
Robert Winters or Stephen Poe
Alpha IR Group
312-445-2870
IESC@alpha-ir.com

Certain statements in this release may be deemed “forward-looking statements” within the meaning of Section 27A of the Securities Act of 1933 and Section 21E of the Securities Exchange Act of 1934, all of which are based upon various estimates and assumptions that the Company believes to be reasonable as of the date hereof. In some cases, you can identify forward-looking statements by terminology such as “may,” “will,” “could,” “should,” “expect,” “plan,” “project,” “intend,” “anticipate,” “believe,” “seek,” “estimate,” “predict,” “potential,” “pursue,” “target,” “continue,” the negative of such terms or other comparable terminology. These statements involve risks and uncertainties that could cause the Company’s actual future outcomes to differ materially from those set forth in such statements. Such risks and uncertainties include, but are not limited to, the impact of the COVID-19 outbreak or future pandemics on our business, including the potential for job site closures or work stoppages, supply chain disruptions, construction delays, reduced demand for our services, or our ability to collect from our customers; the ability of our controlling shareholder to take action not aligned with other shareholders; the possibility that certain tax benefits of our net operating losses may be restricted or reduced in a change in ownership or a change in the federal tax rate; the potential recognition of valuation allowances or write-downs on deferred tax assets; the inability to carry out plans and strategies as expected, including our inability to identify and complete acquisitions that meet our investment criteria in furtherance of our corporate strategy, or the subsequent underperformance of those acquisitions; competition in the industries in which we operate, both from third parties and former employees, which could result in the loss of one or more customers or lead to lower margins on new projects; fluctuations in operating activity due to downturns in levels of construction or the housing market, seasonality and differing regional economic conditions; and our ability to successfully manage projects, as well as other risk factors discussed in this document, in the Company’s annual report on Form 10-K for the year ended September 30, 2021 and in the Company’s other reports on file with the SEC. You should understand that such risk factors could cause future outcomes to differ materially from those experienced previously or those expressed in such forward-looking statements. The Company undertakes no obligation to publicly update or revise any information, including information concerning its controlling shareholder, net operating losses, borrowing availability, or cash position, or any forward-looking statements to reflect events or circumstances that may arise after the date of this release.

Forward-looking statements are provided in this press release pursuant to the safe harbor established under the Private Securities Litigation Reform Act of 1995 and should be evaluated in the context of the estimates, assumptions, uncertainties, and risks described herein.

General information about IES Holdings, Inc. can be found at http://www.ies-co.com under "Investor Relations." The Company's annual report on Form 10-K, quarterly reports on Form 10-Q and current reports on Form 8-K, as well as any amendments to those reports, are available free of charge through the Company's website as soon as reasonably practicable after they are filed with, or furnished to, the SEC.

IES HOLDINGS, INC. AND SUBSIDIARIES
CONDENSED CONSOLIDATED STATEMENT OF OPERATIONS
(DOLLARS IN MILLIONS, EXCEPT PER SHARE DATA)
(UNAUDITED)

	Three Months Ended September 30,		Year Ended September 30,
	2021	2020	2021	2020
Revenues	$483.8	$330.4	$1,536.5	$1,190.9
Cost of services	392.2	262.3	1,248.5	962.9
Gross profit	91.6	68.2	288.0	228.0
Selling, general and administrative expenses	61.5	46.7	202.3	170.9
Goodwill impairment expense	—	7.0	—	7.0
Contingent consideration	0.1	—	0.2	—
Gain on sale of assets	—	—	—	—
Operating income	30.1	14.4	85.6	50.1
Interest expense	0.3	(0.1)	1.0	0.8
Other (income) expense, net	—	(0.2)	(0.3)	—
Income from operations before income taxes	29.8	14.6	84.9	49.3
Provision for income taxes	6.3	1.1	16.2	8.7
Net income	23.5	13.5	68.7	40.6
Net (income) loss attributable to noncontrolling interest	(1.1)	1.1	(2.0)	1.0
Net income attributable to IES Holdings, Inc.	$22.4	$14.6	$66.7	$41.6

Earnings per share attributable to common stockholders:
Basic	$1.08	$0.69	$3.19	$1.96
Diluted	$1.07	$0.68	$3.15	$1.94

Shares used in the computation of earnings per share:
Basic (in thousands)	20,818	20,725	20,790	20,796
Diluted (in thousands)	21,081	21,047	21,086	21,092

IES HOLDINGS, INC. AND SUBSIDIARIES
NON-GAAP RECONCILIATION OF ADJUSTED NET INCOME ATTRIBUTABLE
TO IES HOLDINGS, INC. AND ADJUSTED EARNINGS PER SHARE
ATTRIBUTABLE TO IES HOLDINGS, INC.
(DOLLARS IN MILLIONS, EXCEPT PER SHARE DATA)
(UNAUDITED)

	Three Months Ended September 30,		Year Ended September 30,
	2021	2020	2021	2020
Net income attributable to IES Holdings, Inc.	$22.4	$14.6	$66.7	$41.6
Provision for income taxes	6.3	1.1	16.2	8.7
Adjusted net income before taxes	28.8	15.8	82.9	50.3
Current tax expense (1)	(1.5)	(1.1)	(4.5)	(3.6)
Goodwill impairment expense, net of noncontrolling interest	—	5.7	—	5.7
Severance expense	—	1.8	—	1.8
Adjusted net income attributable to IES Holdings, Inc.	$27.3	$22.2	$78.4	$54.2

Adjustments for computation of earnings per share:
(Increase) decrease in noncontrolling interest	0.1	—	(0.3)	—
Net income attributable to restricted stockholders	—	(0.2)	(0.1)	(0.7)
Adjusted net income attributable to common stockholders	$27.4	$22.0	$78.0	$53.5

Adjusted earnings per share attributable to common stockholders:
Basic	$1.32	$1.06	$3.75	$2.57
Diluted	$1.30	$1.05	$3.70	$2.54

Shares used in the computation of earnings per share:
Basic (in thousands)	20,818	20,725	20,790	20,796
Diluted (in thousands)	21,081	21,047	21,086	21,092

(1) Represents the tax expense for the current period which will be paid in cash and not offset by the utilization of deferred tax assets

IES HOLDINGS, INC. AND SUBSIDIARIES
CONDENSED CONSOLIDATED BALANCE SHEETS
(DOLLARS IN MILLIONS)
(UNAUDITED)

	September 30,	September 30,
	2021	2020
ASSETS
CURRENT ASSETS:
Cash and cash equivalents	$23.1	$53.6
Accounts receivable:
Trade, net of allowance	286.7	213.0
Retainage	41.3	40.9
Inventories	68.6	24.9
Costs and estimated earnings in excess of billings	43.4	29.9
Prepaid expenses and other current assets	21.1	9.2
Total current assets	484.2	371.5
Property and equipment, net	35.5	24.6
Goodwill	92.4	53.8
Intangible assets, net	85.6	39.4
Deferred tax assets	19.0	33.8
Operating right of use assets	42.9	31.8
Other non-current assets	7.0	5.8
Total assets	$766.6	$560.5
LIABILITIES AND STOCKHOLDERS’ EQUITY
CURRENT LIABILITIES:
Accounts payable and accrued expenses	$249.1	$186.7
Billings in excess of costs and estimated earnings	62.5	55.7
Total current liabilities	311.6	242.4
Long-term debt	39.7	0.2
Operating long-term lease liabilities	28.6	20.5
Other non-current liabilities	16.1	12.2
Total liabilities	396.1	275.4
Noncontrolling interest	24.6	1.8
STOCKHOLDERS’ EQUITY:
Preferred stock	—	—
Common stock	0.2	0.2
Treasury stock, at cost	(29.3)	(24.5)
Additional paid-in capital	201.9	200.6
Retained earnings	173.1	107.0
Total stockholders’ equity	346.0	283.3
Total liabilities and stockholders’ equity	$766.6	$560.5

IES HOLDINGS, INC. AND SUBSIDIARIES
CONDENSED CONSOLIDATED STATEMENTS OF CASH FLOWS
(DOLLARS IN MILLIONS)
(UNAUDITED)

	Year Ended September 30,
	2021	2020
CASH FLOWS FROM OPERATING ACTIVITIES:
Net income	$68.7	$40.6
Adjustments to reconcile net income to net cash provided by operating activities:
Bad debt expense	1.2	1.9
Deferred financing cost amortization	0.2	0.2
Depreciation and amortization	21.9	12.5
Gain on sale of assets	—	—
Non-cash compensation expense	3.5	3.3
Goodwill impairment expense	—	7.0
Deferred income taxes	11.7	5.1
Changes in operating assets and liabilities:
Accounts receivable	(55.4)	(25.4)
Inventories	(30.5)	(2.8)
Costs and estimated earnings in excess of billings	(13.5)	0.4
Prepaid expenses and other current assets	(9.2)	(9.4)
Other non-current assets	0.7	0.5
Accounts payable and accrued expenses	30.6	20.1
Billings in excess of costs and estimated earnings	6.7	14.0
Other non-current liabilities	1.2	8.8
Net cash provided by operating activities	37.9	76.7
CASH FLOWS FROM INVESTING ACTIVITIES:
Purchases of property and equipment	(7.4)	(4.7)
Proceeds from sale of assets	0.3	0.1
Cash paid in conjunction with business combinations	(92.5)	(29.0)
Net cash used in investing activities	(99.6)	(33.6)
CASH FLOWS FROM FINANCING ACTIVITIES:
Borrowings of debt	1,318.5	592.8
Repayments of debt	(1,278.2)	(592.8)
Finance lease payment	(0.6)	(0.2)
Purchase of noncontrolling interest	(1.2)
Distribution to noncontrolling interest	(0.3)	(0.6)
Repurchases of common stock	(7.0)	(7.7)
Net cash used in financing activities	31.2	(8.5)
NET INCREASE (DECREASE) IN CASH AND CASH EQUIVALENTS	(30.5)	34.6
CASH, CASH EQUIVALENTS, beginning of period	53.6	18.9
CASH, CASH EQUIVALENTS, end of period	$23.1	$53.6

IES HOLDINGS, INC. AND SUBSIDIARIES
OPERATING SEGMENT STATEMENT OF OPERATIONS
(DOLLARS IN MILLIONS)
(UNAUDITED)

	Three Months Ended		Year Ended
	September 30,		September 30,
	2021	2020	2021	2020
Revenues
Communications	$136.5	$118.4	$446.0	$395.1
Residential	231.1	111.1	687.3	411.8
Infrastructure Solutions	38.7	35.9	147.0	128.4
Commercial & Industrial	77.5	65.1	256.2	255.5
Total revenue	$483.8	$330.4	$1,536.5	$1,190.9

Operating income (loss)
Communications	$14.4	$16.8	$43.4	$40.4
Residential	15.1	7.6	40.7	30.1
Infrastructure Solutions	3.5	5.1	17.0	14.6
Commercial & Industrial(1)	1.3	(9.1)	0.4	(18.0)
Corporate(2)	(4.2)	(6.0)	(16.0)	(17.0)
Total operating income	$30.1	$14.4	$85.6	$50.1

(1) Includes goodwill impairment expense of $7.0 million incurred in the three months ended September 30, 2020
(2) Includes severance expense of $1.8 million incurred in the three months ended September 30, 2020

IES HOLDINGS, INC. AND SUBSIDIARIES
SUPPLEMENTAL REMAINING PERFORMANCE OBLIGATIONS AND NON-GAAP RECONCILIATION OF BACKLOG DATA
(DOLLARS IN MILLIONS)
(UNAUDITED)

	September 30, 2021	June 30, 2021	September 30, 2020
Remaining performance obligations	$713	$669	$505
Agreements without an enforceable obligation (1)	187	156	97
Backlog	$900	$825	$602

(1) Our backlog contains signed agreements and letters of intent which we do not have a legal right to enforce prior to work starting. These arrangements are excluded from remaining performance obligations until work begins.

IES HOLDINGS, INC. AND SUBSIDIARIES
NON-GAAP RECONCILIATION OF ADJUSTED EBITDA
(DOLLARS IN MILLIONS)
(UNAUDITED)

	Three Months Ended September 30,		Year Ended September 30,
	2021	2020	2021	2020
Net income attributable to IES Holdings, Inc.	$22.4	$14.6	$66.7	$41.6
Provision for income taxes	6.3	1.1	16.2	8.7
Interest & other (income) expense, net	0.3	(0.2)	0.7	0.8
Depreciation and amortization	6.0	3.7	21.9	12.5
EBITDA	$35.1	$19.3	$105.5	$63.6
Non-cash equity compensation expense	0.8	0.5	3.5	3.3
Goodwill impairment expense, net of noncontrolling interest	—	5.7	—	5.7
Severance expense	—	1.8	—	1.8
Adjusted EBITDA	$35.9	$27.3	$109.0	$74.4